UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

Arlington Asset Investment Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Beginning on April 18, 2016, Arlington Asset Investment Corp. (the “Company”) is mailing a letter from the Company’s Chairman of the board of directors to the Company’s shareholders. A complete copy of the letter is included on the following pages.

April 18, 2016

Dear Fellow Arlington Shareholders,

On behalf of your Board of Directors, it is our pleasure to invite you to attend the 2016 Annual Meeting of Shareholders of Arlington Asset Investment Corp. (the “Company”). The 2016 Meeting is scheduled to be held on Thursday, June 9, 2016, at 9:00 a.m., EDT. The formal Notice of Annual Meeting of Shareholders and Proxy Statement, which are being sent to our shareholders, outline the matters to be acted upon by our shareholders at the meeting.

Your vote is especially important this year regardless of the number of shares you own.

As you may have heard, Imation Corp. (“Imation”), an information technology data storage and security company, acting in concert with a hedge fund affiliated with Clinton Group, Inc. (“Clinton Group”) (together, the “Imation Group”), has nominated a controlling slate of five candidates to the Company’s eight-member Board of Directors at the annual meeting. Your Board believes it is very concerning – and believes that you too should be concerned – that the Imation Group seeks to control your Board. The Imation Group has represented to the Company that, as of the date of its nomination notice, it collectively owned 11,000 shares of our stock – less than 0.1% of Arlington’s outstanding common shares – all of which were acquired in March 2016. Prior to sending the Company its notice of nomination, the Imation Group did not engage in any discussions with the Company. After receiving their notice, the Company has attempted to engage with the Imation Group; however, they have to date refused to disclose or discuss their strategic plans for the Company, if any. Nor has the Imation Group provided any explanation of the governance that it will apply, including to protect the remaining shareholders of the Company – such as you.

We believe that the track record of Imation under the Clinton Group presents a stark cautionary tale: since the Clinton Group won a proxy contest on May 20, 2015 for representation on the Board of Imation, Imation’s stock has lost more than 68.4% of its value. After the Clinton Group’s nominees took control of the Board of Imation, Imation and the Clinton Group have engaged in what we perceive to be questionable self-dealing transactions, including an agreement for Imation to invest $20 million of its cash into hedge funds managed by the Clinton Group. As part of that deal, Imation agreed to pay Clinton Group an incentive fee in the future equal to 25% of the investment return, payable in the form of additional Imation shares, to be valued at $1.00 per share, a 31% discount to the market price of Imation stock as of market close on April 15, 2016.

Your Board does not endorse any Imation Group nominees.

Your Board recommends that you vote FOR the election of each of the nominees that your Board has unanimously selected. Your Board believes that the Company’s nominees named on the WHITE proxy card provide the right balance of experience, skills, leadership and diversity of perspectives to provide expert and independent oversight of the Company’s business and strategy, and that their election is in the best interests of Arlington and our shareholders.

After reading our Definitive Proxy Statement, please complete, date, sign and return the accompanying WHITE proxy card being solicited on behalf of your Board of Directors. Alternatively, you may vote electronically through the Internet or by telephone by following the instructions on your WHITE proxy card. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from the holder of record to vote your shares. If the Imation Group proceeds with its proxy fight, you may receive solicitation materials from Imation Group, including opposition proxy statements and a proxy card.

The Board urges you not to sign or return any proxy card sent to you by the Imation Group.

If you have previously submitted a proxy card sent to you by the Imation Group, you have every right to revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

The Notice of Annual Meeting of Shareholders and Proxy Statement being mailed to the Company’s shareholders contain details about the business to be conducted at the Annual Meeting. Please read these documents carefully.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. Please refer to the WHITE proxy card or the Proxy Statement for more information on how to vote your shares at the meeting.

Thank you for your support.

Kind Regards,

Eric F. Billings

Co-Founder and Executive Chairman

Your Vote Is Important, No Matter How Many or How Few Shares You Own.

If you have any questions or need assistance voting,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll free: 1-888-750-5834

Banks and Brokers may call collect: 212-750-5833

IMPORTANT

We urge you NOT to sign any proxy card sent to you by the Imation Group.

If you have already done so, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY—by telephone, via Internet, or by signing, dating and returning the WHITE proxy card in the postage paid envelope provided.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2016 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company's shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise as of April 7, 2016, is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on April 18, 2016. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 16, 2016. These documents are available free of charge at the SEC's website at www.sec.gov.

Shareholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://www.arlingtonasset.com/.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this communication that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our other filings with the SEC. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.